                                                                      EXHIBIT 21

                          SUBSIDIARIES OF REGISTRANT









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

                                                                      EXHIBIT 21


                           SUBSIDIARIES OF REGISTRANT

Significant subsidiaries of General Re Corporation at December 31, 1996 were as follows:

                                                                   JURISDICTION                 INCORPORATED/
                                                                        OF          PERCENT      ACQUIRED BY
              NAME                          NATURE OF BUSINESS    INCORPORATION      OWNED          GROUP
----------------------------------------  ----------------------  --------------  ------------  -------------
General Re Corporation                    Holding Company         Delaware           N/A           1980
 General Reinsurance Corporation          Reinsurer               Delaware           100           1970
   Elm Street Corporation                 Real Estate             Delaware           100           1981
   General Star Indemnity Company         Insurer                 Connecticut        100           1967
   General Star National Insurance        Insurer                 Ohio               100           1864/1985
    Company
   General Star Management Company        Management              Delaware           100           1979
   Genesis Underwriting Management        Management              Delaware           100           1988
    Company
    Genesis D&O Liability Insurance       Agency                  Ohio               100           1988/1996
     Program, Inc
    Broker Markets Agency, Inc.           Agent                   Connecticut        100           1987
   Genesis Insurance Company              Insurer                 Connecticut        100           1976/1989
   Genesis Indemnity Insurance Company    Insurer                 North Dakota       100           1989
   GRC Realty Corporation                 Real Estate             Connecticut        100           1972
   Gen Re Holdings, Inc.                  Holding Company         Delaware           100           1981
    Reinsurance Underwriting Services     Manager                 UK                 100           1966
     Limited
     General Re Europe Limited            Reinsurer               UK                 100           1981
     General Re, Correduria de            Intermediary            Spain              100(1)        1987
      Reaseguros, S.A.
   General and Cologne Re Management      Management              Australia           50(4)        1995
    Limited
   General and Cologne Reinsurance        Reinsurer               Australia          100           1961
    Australasia Limited
    Recoa Investments Pty. Limited        Investment Company      Australia          100           1967
   General Re Compania de Reaseguros,     Reinsurer               Uruguay            100           1990
    S.A.
    Mandataria General Re, S.A.           Agent                   Argentina          100(1)        1990
    Die Koelnische Rueck Compania de      Reinsurer               Argentina          100(1)        1991
     Reaseguros, S.A.
   National Re Group Corporation          Holding Company         Delaware           100           1989/1996
    National Reinsurance Corporation      Reinsurer               Delaware           100           1806/1996
     Fairfield Insurance Company          Insurer                 Connecticut        100           1991/1996
     National Intermediaries, Inc.        Intermediary            New York           100           1976/1996
     Global Resolution, Inc.              Manager                 New Jersey         100           1995/1996
     National Risk Services, Inc.         Broker                  Connecticut        100           1995/1996
 North Star Reinsurance Corporation       Reinsurer               Delaware           100           1956/1995
 General Re-New England Asset             Investment Adviser      Delaware           100           1984/1995
  Management, Inc.
 North Star Syndicate, Ltd.               Insurance Syndicate     Delaware           100           1979
 United States Aviation Underwriters,     Manager                 New York           100           1928/1982
  Inc.
   USAU Reinsurance Limited               Reinsurer               Bermuda            100           1978
   Canadian Aviation Insurance Managers   Manager                 Montreal, Can.     100           1937
    Ltd.
     Airsurance Limitee                   Manager                 Montreal, Can.     100           1982
 General Re Services Corporation          General Business Corp.  Delaware           100           1979
   General Re Financial Products          Agent/Swap Dealer       Delaware           100           1990
    (Japan) Inc.
 Herbert Clough Inc.                      Intermediary            New York           100           1926/1928
 Genplus Managers, Inc.                   Manager                 Delaware           100           1984
 Cresset Capital Limited Partnership      Venture Capital         NY Partnership      50(2)        1989
 GRD Corporation                          General Business Corp.  Delaware           100           1987
   General Re-CKAG Reinsurance and        Holding Company         Luxembourg         50.1(7)       1994
    Investment S.a r.1.
    Koelnische                            Reinsurer               Germany             75(6)        1846/1994
     Rueckversicherungs-Gesellschaft AG
     Cologne Holding Company of America   Holding Company         Connecticut        100           1992/1994
      Cologne Re Managers Corporation     Management              Delaware           100           1995
      Cologne Reinsurance Company of      Reinsurer               Connecticut        100           1975/1994
       America
     Cologne Life Reinsurance Company     Reinsurer               Connecticut        100           1967/1994
       Cologne Life Underwriting          Management              Connecticut        100           1996/1994
        Management Company
        Health Reinsurance Management     Partnership             Massachusetts      51 (8)        1993/1994
         Partnership
        John Hewitt and Associates        Management              Maine              92.63 (11)    1986/1995
        Insurance Management Services,    Management              Connecticut        100           1996/1996
         Corporation
       Idealife Insurance Company         Insurer                 Connecticut        100           1981/1994
     Europa Rueckversicherung AG          Reinsurer               Germany            75 (9)        1947/1994
       Koelnische                         General Business Corp.  Germany            100           1988/1994
        Versicherungs-Beratungs-und
        Service GmbH
  The Cologne Reinsurance Company Ltd.    Reinsurer               UK                 100           1983/1994
  Cologne Reinsurance Company Ltd.        Reinsurer               Ireland            100 (1)       1990/1994
  La Koelnische Italia Servizi            Agent                   Italy              100           1989/1994
   Riassicurativi SRL
  Koelnische Nordiska Aktiebolag          Insurer                 Sweden             100           1980/1994
  Cologne Reinsurance Finance Holdings    Holding Company         Netherlands        100           1976/1994
   B.V.


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

                                                                  JURISDICTION               INCORPORATED/
                                                                       OF         PERCENT     ACQUIRED BY
                 NAME                       NATURE OF BUSINESS    INCORPORATION    OWNED         GROUP
----------------------------------------  ----------------------  -------------  ----------  -------------
      Cologne Reinsurance Company Ltd.    Reinsurer               Bermuda          100          1980/1994
         Cologne Reinsurance Ltd.         Reinsurer               Barbados         75(3)        1989/1994
      La Koelnische Latina S.A.           Agent                   Mexico           100(1)       1976/1994
      Koelnische Rueck Wien               Reinsurer               Austria          70(5)        1869/1994
      Cologne Reinsurance Company of      Reinsurer               South Africa     99           1966/1994
       South Africa Ltd.
      General and Cologne Re Management   Management              Australia        50(4)        1995
       Limited
      Cologne Life Reinsurance Company    Reinsurer               Australia        99           1983/1994
       of Australia Ltd.
      Die Koelnische Rueck Riga GmbH      Agent                   Latvia           100          1990/1994
      La Koelnische Iberica S.A.          Agent                   Spain            100          1981/1994
      Koelnische Rueck Buenos Aires S.A.  Agent                   Argentina        100          1992/1994
Cologne Life Reinsurance Company Limited  Reinsurer               UK               100          1996
Koelnische Gestion Immobiliere            Real Estate             France           100          1994
Cologne Re Consultants                    Consultants             Hong Kong        100          1986/1994
Insiders GmbH                             General Business Corp.  Germany          85 (10)      1993/1994
Koelnische Norden                         Reinsurer               Denmark          100          1995
La Koelnische de Venezuela                Reinsurer               Venezuela        100          1988/1994
Universal Risk Partners                   Broker                  Luxembourg       100          1994
    General Re London Limited             General Business Corp.  UK               100          1992/1994
  GRD Global, Inc.                        Management              Delaware         100          1995
  General Re Financial Products           Swap Dealer             Delaware         100          1990
   Corporation
    General Re Financial Products         Agent                   Ontario          100          1993
     (Canada) Limited
  General Re Financial Products Limited   Agent                   UK               100          1990
  General Re Financial Securities         Swap Dealer             UK               100          1992
   Limited
  General Re Securities Corporation       Broker-Dealer           Delaware         100          1991
  General Re Underwriting Services        Underwriting Services   Bermuda          100          1993
   Limited
  General Re (Bermuda) Limited            Reinsurer               Bermuda          100          1993
GRD Corporation (continuation of direct
 subsidiaries)
  General Re Investment Holdings          Holding Company         Delaware         100          1996
   Corporation
General Re Funding Corporation            General Business Corp.  Delaware         100          1996
General Re Corporate Finance, Inc.        General Business Corp.  Delaware         100          1996
  General Re Strategic Solutions, Inc.    General Business Corp.  Delaware         100          1995

__________

Legend:

(1)  Percentages include any director qualifying shares
(2)  Partnership Percentage
(3) Cologne Reinsurance Company Ltd. (Bermuda) owns 75% and Cologne Life Reinsurance Company (Connecticut) owns 25% of Cologne Reinsurance Ltd. (Barbados)
(4) General Reinsurance Corporation and Koelnische Rueckversicherungs-Gesellschaft AG each own 50% of General and Cologne Re Management Limited
(5)  Koelnische Rueckversicherungs-Gesellschaft AG owns 70% and non affiliates - Wiener Staedtische Allgemeine Versicherung Aktiengesellschaft and Versicherungsanstalt der oesterreichischen each own 15%
(6) GRD Corporation owns an additional 7.8% Koelnische Rueckversicherungs-Gesellschaft AG directly
(7) 50.1% controlling interest held by GRD Corporation and a 49.9% non-controlling minority interest held by Colonia Konzern, AG of Germany (37.8%) and Nordstern Allgemeine Versicherungs, AG of Germany (12.1%)
(8) Cologne Life Underwriting Management Company owns 51% and Health Reinsurance Management, Inc. (a nonaffiliate) owns 49% of Health Reinsurance Management Partnership
(9) Koelnische Rueckversicherungs-Gesellschaft AG owns 75% and non-affiliates - ProFin Beteiligungsgesellschaft GmbH owns 16%, Iron Trades Insurance Ltd. owns 8% and Mutuell Assurance Artisande de France owns 1% of Europa Rueckversicherung AG
(10) Koelnische Rueckversicherungs-Gesellschaft AG owns 85% and two Managers own the remaining 15% of Insiders GmbH
(11) Cologne Life Underwriting Management Company owns 92.63% and Robert Taylor owns 7.37% of John Hewitt and Associates

(Indentation Shows Ownership)


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